UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	February 8, 2008
(Date of earliest event reported)

Old Second Bancorp, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-10537	36-3143493
(Commission File Number)	(I.R.S. Employer Identification Number)

37 South River Street, Aurora, Illinois	60507
(Address of principal executive offices)	(Zip Code)

(630) 892-0202

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

On February 8, 2008, pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”) among Old Second Bancorp, Inc. (“Old Second”), Old Second Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Old Second (“Acquisition Sub”), and HeritageBanc, Inc., an Illinois corporation (“Heritage”), Old Second completed its acquisition of Heritage through the merger of Acquisition Sub with and into Heritage.  Additionally, on February 8, 2008, Heritage Bank, a wholly-owned subsidiary of Heritage, merged with and into Old Second National Bank, a wholly-owned subsidiary of Old Second, with Old Second National Bank as the surviving bank.

Under the terms of the Merger Agreement, Old Second paid an aggregate purchase price of approximately $86.0 million, comprised of two components: $43.0 million in cash and approximately 1,563,636 shares of Old Second common stock, as set forth in the Merger Agreement.  Heritage shareholders had the opportunity to elect to exchange each share of Heritage stock held for either cash or common shares of Old Second, or a combination of cash and stock.  The elections for each Heritage shareholder are subject to possible proration to ensure that 50% of all shares of HeritageBanc stock are converted into cash and 50% of the shares are converted into shares of Old Second stock. The final allocation of merger consideration has not yet been finalized.

This description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, incorporated as an exhibit hereto.  A copy of Old Second’s press release, dated February 11, 2008, announcing the completion of the acquisition, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, John Ladowicz, the Chairman and Chief Executive Officer of Heritage, was appointed to serve on the board of directors of Old Second, effective on February 11, 2008.  Mr. Ladowicz will serve in the class of directors with a current term expiring at the 2009 annual meeting of stockholders.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

2.1

Agreement and Plan of Merger among Old Second Bancorp, Inc., Old Second Acquisition, Inc. and HeritageBanc, Inc., dated November 5, 2007 (incorporated by reference from Current Report on Form 8-K filed on November 6, 2007).

	99.1	Press Release, dated February 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: February 11, 2008	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Executive Vice President and Chief
Financial Officer